Exhibit 21
SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.
The following is a list of subsidiaries of the Company as of December 31, 2016, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Name	Where incorporated

C.H. Robinson International, Inc.	Minnesota, USA

C.H. Robinson Worldwide Chile, S.A.	Chile

C.H. Robinson de Mexico, S.A. de C.V.	Mexico

C.H. Robinson Company (Canada) Ltd.	Canada

CHR Global Forwarding Canada, Ltd.	Canada

C.H. Robinson Company	Delaware, USA

C.H. Robinson Company, Inc.	Minnesota, USA

C.H. Robinson Worldwide Foundation	Minnesota, USA

C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China

C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong

C.H. Robinson Worldwide Argentina, S.A.	Argentina

C.H. Robinson Worldwide Logistica Do Brasil Ltda.	Brazil

C.H. Robinson Worldwide Colombia SAS	Colombia

C.H. Robinson Worldwide Uruguay S.A.	Uruguay

C.H. Robinson Czech Republic s.r.o.	Czech Republic

C.H. Robinson France SAS	France

C.H. Robinson Worldwide GmbH	Germany

C.H. Robinson Hungary Transport, LLC (C.H. Robinson Hungaria Kft)	Hungary

C.H. Robinson Europe B.V.	Netherlands

C.H. Robinson Iberica SL	Spain

C.H. Robinson Austria GmbH	Austria

C.H. Robinson Switzerland GmbH	Switzerland

Name	Where incorporated
CHROBINSON Logistics and Transport Services Limited (Turkey)	Turkey

C.H. Robinson Worldwide Freight India Private Limited	India

C.H. Robinson Belgium BVBA	Belgium

C.H Robinson Worldwide (Shanghai) Co. Ltd.	China

C.H. Robinson Worldwide Singapore Pte. Ltd	Singapore

C.H. Robinson Project Logistics Ltd.	Canada

CH Robinson Project Logistics Sdn. Bhd.	Malaysia

C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia

C.H. Robinson Worldwide (UK) Ltd.	United Kingdom

C.H. Robinson International Puerto Rico, Inc.	Puerto Rico

C.H. Robinson Luxembourg, SARL	Luxembourg

C.H. Robinson Worldwide Peru SA	Peru

C.H. Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Project Logistics Pte. Ltd.	Singapore

C.H. Robinson Sweden AB	Sweden

C.H. Robinson International Italy, SRL	Italy

C.H. Robinson Project Logistics, Inc.	Texas, USA

C.H. Robinson Worldwide SA de CV	Mexico

Robinson Holding Company	Minnesota, USA

C.H. Robinson Polska S.A.	Poland

C.H. Robinson Freight Services, Ltd. (USA)	Illinois, USA

C.H. Robinson Freight Services (Ireland) Ltd.	Ireland

CH Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Freight Services (Korea) Ltd.	Korea

C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan

C.H. Robinson Freight Services (China) Ltd.	China

Name	Where incorporated
Phoenix International Freight Services, Ltd. (UK)	United Kingdom

C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore

C.H. Robinson Freight Services (Thailand) Ltd.	Thailand

C.H. Robinson International (India) Private Ltd.	India

C.H. Robinson Freight Services Lanka (Private) Limited	Sri Lanka

Phoenix International Tahiti SARL	French Polynesia

CHR Holdings (Hong Kong) Limited	Hong Kong

C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong

C.H. Robinson Freight Services (Vietnam) Company Limited	Vietnam

C.H. Robinson Worldwide Costa Rica, SA	Costa Rica

Freighquote.com, Inc.	Delaware, USA

FQ Real Estate Holdings LLC	Missouri, USA

Freightview, Inc.	Kansas, USA

Twin Modal, LLC	Minnesota, USA

Rockwell Transportation Services, LLC	Delaware, USA

Rockwell Freight Forwarding, LLC	Delaware, USA

Enterprise TMS LLC	Kansas, USA

C.H. Robinson Slovakia, s.r.o.	Slovakia

C.H. Robinson Worldwide Japan KK	Japan

C.H. Robinson (Australia) Pty. Ltd.	Australia

A.J. Considine Pty. Ltd.	Australia

APC Logistics Pty. Ltd.	Australia

APC Trade Management Pty. Ltd.	Australia

APC Logistics (NZ) Ltd.	New Zealand

C.H. Robinson Luxembourg Holding S.à r.l.	Luxembourg

C.H. Robinson Investments S.à r.l.	Luxembourg

Name	Where incorporated
C.H. Robinson Luxembourg Finance S.à r.l.	Luxembourg

C.H. Robinson Global Holding S.à r.l.	Luxembourg

C.H. Robinson LATAM Holding S.à r.l.	Luxembourg

C.H. Robinson Operations, Inc.	Minnesota, USA

CHR Holdings, Inc.	Minnesota, USA

CHR Freight Services Company	Minnesota, USA

Accelerated Global Insurance Company SPC, Ltd.	Cayman Islands